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                                                                    Exhibit 10.3

                         EXECUTIVE EMPLOYMENT AGREEMENT
                           FOR JOHN D. IULIUCCI, PH.D.

EMPLOYMENT AGREEMENT (the "Agreement") made as of May 1, 1992 between ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and John D. Iuliucci, Ph.D. (the "Employee").

1.     EMPLOYMENT, DUTIES AND ACCEPTANCE.

       1.1 The Company hereby employs the Employee, for the Term (as hereinafter defined), to render full-time services to the Company, and to perform such duties as he shall reasonably be directed by the Chief Executive Officer of the Company to perform. The Employee's title shall be designated by the Chief Executive Officer and initially shall be Vice President, Preclinical Development.

       1.2 The Employee hereby accepts such employment and agrees to render the services described above.

       1.3 The principal place of employment of the Employee hereunder shall be in the greater Boston, Massachusetts area, or other locations reasonably acceptable to the Employee. The Employee acknowledges that for limited periods of time he may be required to provide services to the Company outside of the Boston, Massachusetts area.

       1.4 Notwithstanding anything to the contrary herein, although the Employee shall provide services as a full time employee, it is understood that the Employee may

              (a) have an academic appointment and (b) participate in professional activities (collectively, "Permitted Activities"); PROVIDED, HOWEVER, that such Permitted Activities do not interfere with the Employee's duties to the Company.

2.     TERM OF EMPLOYMENT.

       The term of the Employee's employment under this Agreement (the "Term") shall commence June 15, 1992 (the "Effective Date") and shall end on December 31, 1995 unless sooner terminated pursuant to Section 4 or 5 of this Agreement; PROVIDED that this Agreement shall automatically be renewed for successive one-year terms (the Term and, if the period of employment is so renewed, such additional period (s) of employment are collectively referred to herein as the "Term") unless terminated by written notice given by either party to the other at least 90 days prior to the end of the applicable Term.

3.     COMPENSATION.
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       3.1    As full compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Employee, during the Term, a salary at the fixed rate of $135,000 per annum during the first year of the Term and increased each year thereafter, by amounts, if any, to be determined by the Board of Directors of the Company (the "Board"), in its sole discretion, payable in equal semimonthly installments, less such deductions or amounts to be withheld as shall be required by applicable law and regulations.

       3.2 Each year the Company shall pay the Employee a bonus of up to 30% of base salary, which bonus shall be determined annually by the Board. The bonus, if any, may be paid in the form of stock options, stock awards or cash, as determined by the Board.

       3.3 The Company shall pay or reimburse the Employee for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as it may require.

       3.4 The Employee shall be eligible under any incentive plan, stock award plan, bonus, participation or extra compensation plan, pension, group health, disability and life insurance or other so-called "fringe" benefits which the Company provides for its executives. All options and stock awards granted to the Employee shall be subject to a vesting schedule which shall be determined by the Incentive Committee of the Board. The options and awards, if any, to be granted to the Employee shall also be subject to the terms of a stock option plan and certificate and stock award plan and certificate.

       3.5 The Company will grant the Employee an option to purchase 135,000 shares of the Company's Common Stock at a purchase price of $2.00 per share (the "Options"). The Employee agrees that all such Options shall be subject to a four-year vesting schedule, vesting in equal increments of 25% on each anniversary of the Effective Date. Any unvested Options shall be forfeited to the Company in the event (a) this Agreement is terminated by the Company for cause pursuant to Section 4 herein, or (b) either party elects not to renew this Agreement pursuant to Section 2 herein.

       3.6 The Options and any common stock purchased upon the exercise of any vested Options ("Option Stock") shall not, without the Company's prior written consent, be transferable until the earlier of (a) March 31, 1996 and (b) one year after the Company's initial public offering; PROVIDED, HOWEVER, that in the event of the death of the

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              Employee, any vested Options and any Option Stock shall be transferable to the legal representatives, legatees and distributees of the Employee, if such persons agree to be bound by the same restrictions applicable to such Options and Option Stock. In the event that the Company commences an initial public offering, the Employee will execute "lock-up" agreements with respect to the Option Stock and all other equity interests in the Company held by the Employee providing that the Employee will not sell Option Stock or any other equity interests for a period of one year after the closing of the initial public offering. If the Company elects, the certificates representing the Option Stock will be transferred to the Company to be held by the Company pursuant to an escrow agreement consistent with the terms set forth in this Section 3.6. This Section 3.6 shall survive the termination of this Agreement.

4.     TERMINATION BY THE COMPANY.

       The Company may terminate this Agreement, if any one or more of the following shall occur:

       (a) The Employee shall die during the Term; PROVIDED, HOWEVER, the Employee's legal representatives shall be entitled to receive the compensation provided for hereunder to the last day of the month in which his death occurs.

       (b) The Employee shall become physically or mentally disabled, whether totally or partially, so that he is unable substantially to perform his services hereunder for (i) a period of 180 consecutive days, or (ii) for shorter periods aggregating 180 days during any twelve month period.

       (c) The Employee acts, or fails to act, in a manner that provides Cause for termination. For purposes of this Agreement, the term "Cause" means (i) the failure by the Employee to perform any of his material duties hereunder, (ii) the conviction of the Employee of any felony involving moral turpitude, (iii) any acts of fraud or embezzlement involving the Company or any of its Affiliates,
              (iv) material violation of any federal, state or local law, or any administrative regulation related to the business of the Company,
              (v) a conflict of interest, (vi) conduct that could reasonably be expected to result in publicity reflecting unfavorably on the Company in a material way, (vii) failure to comply with the written policies of the Company, or (viii) a breach of the terms of this Agreement by the Employee.

              The Company shall provide the Employee written notice of termination pursuant to this Section 4.

5.     TERMINATION BY THE EMPLOYEE.

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5.1    The Employee may terminate this Agreement, if any one or more of the following shall occur:

       (a) a material breach of the terms of this Agreement by the Company and such breach continues for 30 days after the Employee gives the company written notice of such breach;

       (b) the Company shall make a general assignment for benefit of creditors; or any proceeding shall be instituted by the Company seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property or the Company shall take any corporate action to authorize any of the actions set forth above in this subsection 5(b);

       (c) an involuntary petition shall be filed or an action or proceeding otherwise commenced against the Company seeking reorganization, arrangement or readjustment of the Company's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and remain undismissed or unstayed for a period of 30 days; or

       (d) a receiver, assignee, liquidator, trustee or similar officer for the Company or for all or any part of its property shall be appointed involuntarily.

6.     SEVERANCE.

       If (i) the Company terminates this Agreement without Cause or (ii) the Employee terminates this Agreement pursuant to Section 5.1(a), then: (1) except in the case of death or disability, the Company shall continue to pay Employee his current salary for the remaining period of the applicable Term; (2) all Options granted pursuant to Section 3.5 herein that would have vested during the Term shall vest immediately prior to such termination; and (3) the Company shall continue to provide all benefits subject to COBRA at its expense for up to one year.

7.     OTHER BENEFITS.

       In addition to all other benefits contained herein, the Employee shall be entitled to:

       (a)    relocation expenses for the Employee and his family, consisting of
              (i) real estate taxes, mortgage payments,

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              utilities and routine maintenance on Employee's principal
              residence for up to six months from the time the Employee begins additional mortgage payments on a new principal residence for the Employee and his family in the greater Boston, Massachusetts area; PROVIDED the Employee shall use his best efforts to sell his current residence within such six month time period; PROVIDED, FURTHER, the Company shall consider, in its sole discretion, reimbursement for additional carrying costs if the Employee has not sold his residence within such six month period, (ii) all reasonable costs for rent, storage and primary services (e.g., gas, heat, electricity, phone hook-up) associated with temporary housing at an approved location until the Employee finds a suitable residence, (iii) all reasonable direct out-of-pocket costs of transporting the Employee, the Employee's family and household items from the Employee's current residence to a new residence located in the greater Boston, Massachusetts area, and
              (iv) except as described in the next succeeding sentence and subject to prior approval, the reasonable closing costs of the sale of the Employee's current residence and purchase of a new residence in the greater Boston, Massachusetts area within one year of the Employee's date of employment. The following closing (settlement) costs will not be paid by the Company: (1) real estate and other taxes, (2) insurance premiums other than title insurance, and (3) commitment fees and prepaid interest (i.e., "points") in excess of 2%. If any payments made to or in respect of the Employee pursuant to this Section 7(a) become subject to any tax (taking into account relevant deductions), the Company shall make a special payment to him sufficient, on an after-tax basis (taking into account federal, state and local taxes), to put him in the same position as would have been the case had no such taxes been applicable to any payments or benefits provided in this subsection. This special payment will be made to the Employee in April 1993.

       (b) Vacation time of four weeks per year taken in accordance with the vacation policy of the Company during each year of the Term.

       (c) After six years of employment, one three-month period of fully paid leave of absence in accordance with Company policies in place at that time; it being understood that such policies may restrict the Employee from taking such leave of absence until a time that is acceptable to the Company and may include other such limitations.

       (d)    Group health, disability and life insurance.

       (e) The Company shall, in its sole discretion, provide the Employee with either (i) an automobile for the Employee's exclusive use, at a cost to the Company not exceeding $750

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              per month or (ii) an automobile allowance of $750 per month toward the cost of maintaining the Employee's car.

8.     CONFIDENTIALITY.

       8.1 The Employee acknowledges that, during the course of performing his services hereunder, the Company shall be disclosing information to the Employee related to the Company's Field of Interest, Inventions, projects and business plans, as well as other information (collectively, "Confidential Information"). The Employee acknowledges that the Company's business is extremely competitive, dependent in part upon the maintenance of secrecy, and that any disclosure of the Confidential Information would result in serious harm to the Company.

       8.2 The Employee agrees that the Confidential Information only shall be used by the Employee in connection with his activities hereunder as an employee of the Company, and shall not be used in any way that is detrimental to the Company.

       8.3 The Employee agrees not to disclose, directly or indirectly, the Confidential Information to any third person or entity, other than representatives or agents of the Company. The Employee shall treat all such information as confidential and proprietary property of the Company.

       8.4 The term "Confidential Information" does not include information that (a) is or becomes generally available to the public other than by disclosure in violation of this Agreement, (b) was within the relevant party's possession prior to being furnished to such party, (c) becomes available to the relevant party on a nonconfidential basis or (d) was independently developed by the relevant party without reference to the information provided by the Company.

       8.5 The Employee may disclose any Confidential Information that is required to be disclosed by law, government regulation or court order. If disclosure is required, the Employee shall give the Company advance notice so that the Company may seek a protective order or take other action reasonable in light of the circumstances.

       8.6 Upon termination of this Agreement, the Employee shall promptly return to the Company all materials containing Confidential Information, as well as data, records, reports and other property, furnished by the Company to the Employee or produced by the Employee in connection with services rendered hereunder. Notwithstanding such return or any of the provisions of this Agreement, the Employee shall continue to be bound by the terms of the confidentiality

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              provisions contained in this Section 8 for a period of three years after the termination of this Agreement.

9. INVENTIONS DISCOVERED BY THE EMPLOYEE WHILE PERFORMING SERVICES HEREUNDER. During the Term, the Employee shall promptly disclose to the Company any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable, whether or not copyrightable (collectively, "Inventions") made, conceived or first reduced to practice by the Employee, either alone or jointly with others, while performing service hereunder. The Employee hereby assigns to the Company all of his right, title and interest in and to any such Inventions. During and after the Term, the Employee shall execute any documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain, and enforce patents and copyrights in any and all countries on such Inventions. The Employee hereby irrevocably designates the General Counsel to the Company as his agent and attorney-in-fact to execute and file any such document and to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Company's rights under this paragraph. This
       Section 9 shall survive the termination of this Agreement.

10.    NON-COMPETITION AND NON-SOLICITATION.

       During the Term and for a period of one year following the date of termination or nonrenewal for any reason (other than termination pursuant to Section 5.1(a)): (a) the Employee shall not in the United States or in any country in which the Employer shall then be doing business, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business directly competitive with the business of the Company or of any of its subsidiaries or affiliates of which the Employee may become an employee or officer during the Term; he shall not engage in such business on his own account; and he shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or any other relationship or capacity; provided, however, that nothing contained in this Section 10 shall be deemed to prohibit the Employee from acquiring, solely as an investment, shares of capital stock of any public corporation; (b)neither the Employee nor any Affiliate of the Employee shall solicit or utilize, or assist any person in any way to solicit or utilize, the services, directly or indirectly, of any of the Company's directors, consultants, members of the Board of Scientific and Medical Advisors, officers or employees (collectively, "Associates of the Company"). This nonsolicitation and nonutilization provision shall not apply to Associates of the Company who have previously terminated their relationship with the Company.

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10.1   If the Employee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 10, the Company shall have the following rights and remedies:

       10.1.1 The right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Company and that money damages shall not provide an adequate remedy to the Company; and

       10.1.2 The right and remedy to require the Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by the Employee as the result of any transactions constituting a breach of any of the provisions of the preceding paragraph, and the Employee hereby agrees to account for and pay over such Benefits to the Company. Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

10.2 If any of the covenants contained in Section 8, 9 or 10, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

10.3 If any of the covenants contained in Section 8, 9 or 10, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

10.4 The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 8, 9 and 10 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold any such covenant wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other states within the geographical scope of such covenants, as to breaches of such covenants

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       in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

11.    INDEMNIFICATION.

       The Company shall indemnify the Employee, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company. The Company shall provide, subject to its availability upon reasonable terms (which determination shall be made by the Board) at its expense, Directors and Officers insurance for the Employee in reasonable amounts. Determination with respect to (a) the availability of insurance upon reasonable terms and (b) the amount of such insurance coverage shall be made by the Board in its sole discretion.

12.    NOTICES.

       All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by prepaid telegram (confirmed delivery by the telegram service), private overnight mail service (delivery confirmed by such service), registered or certified mail (return receipt requested), or delivered personally, as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

       If to the Company:

       ARIAD Pharmaceuticals, Inc.
       26 Landsdowne Street
       Cambridge, MA 02139
       Attention: Chief Executive Officer
       Telephone: (617) 494-0400
       Fax: (617) 494-8144

       If to the Employee:

       Dr. John D. Iuliucci 3 Pendant Ct. Andover, MA 01810

13.    GENERAL.

       13.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely in Massachusetts.

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       13.2   The Section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

       13.3 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

       13.4 This Agreement and the Employee's rights and obligations hereunder may not be assigned by the Employee or the Company; PROVIDED, HOWEVER, the Company may assign this Agreement to an Affiliate or a successor-in-interest.

       13.5 This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by a party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

14. DEFINITIONS. As used herein the following terms have the following meaning:

       (a) "Affiliate" means and includes any corporation or other business entity controlling, controlled by or under common control with the corporation in question.

       (b) "Company's Field of Interest" means the discovery and development of pharmaceutical agents that target or intervene with intracellular regulatory and control mechanisms; associated diagnostic products; structure-based drug design; any artificial platelet product; and other related areas. The Company's Field of Interest may be changed at the Company's sole discretion from time to time.

       (c) "person" means any natural person, corporation, partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental body or other entity.

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       (d)    "Subsidiary" means any corporation or other business entity directly or indirectly controlled by the corporation in question.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ARIAD PHARMACEUTICALS, INC.

By

Harvey J. Berger, M.D.
Chairman and
Chief Executive Officer

EMPLOYEE


John D. Iuliucci, Ph.D.

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                    FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Fourth Amendment") made as of June 8, 2000 between ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and John D. Iuliucci, Ph.D. (the "Employee").

The Company and the Employee have entered into an Employment Agreement dated as of May 1, 1992, as previously amended (the "Agreement"), and the parties hereto desire to further amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to further amend the Agreement as follows:

I. TERM OF EMPLOYMENT. The first sentence of Section 2 is hereby amended to read as follows:

       "The term of the Employee's employment under the Agreement is hereby extended to December 31, 2001 (the "Term"), unless sooner terminated pursuant to Section 4 or 5 of this Agreement; PROVIDED, however, that this Agreement shall automatically be renewed for successive one-year terms (the Term and, if the period of employment is so renewed, such additional period(s) of employment are collectively referred to herein as the "Term") unless terminated by written notice given by either party to the other at least 90 days prior to the end of the applicable Term."

II. COMPENSATION. Section 3.1 is hereby replaced and amended in its entirety as follows:

       "3.1 As full compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Employee, during the Term, a salary at the fixed rate of $207,500 per annum during the first year of the Term and increased each year thereafter, by amounts, if any, to be determined by the Board of Directors of the Company (the "Board") in its sole discretion, payable in equal semi-monthly installments, less such deductions or amounts to be withheld as shall be required by applicable law and regulations."

III.   DEFINITIONS. The definition of the Company's "Field of Interest" in
       Section 14 (b) of the Agreement is hereby amended to read as follows:

        "The `Company's Field of Interest' is the discovery, development and commercialization of pharmaceutical products based on (a) intervention in signal transduction pathways and (b) gene and cell therapy. The Company's Field of Interest

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       may be changed at any time at the sole discretion of the Company."

IV. This Amendment shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely in Massachusetts.

V. Except as modified by this Fourth Amendment, the Agreement remains in full force and effect and unchanged.


IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.


                                         ARIAD PHARMACEUTICALS, INC.


                                         By:
                                            ---------------------------------
                                            Harvey J. Berger, M.D.
                                            Chairman and Chief Executive Officer


                                         EMPLOYEE


                                         ------------------------------------
                                         John D. Iuliucci, Ph.D.

                      THIRD AMENDMENT EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (the Third "Amendment") made as of January 1, 1999, between ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and John Iuliucci, Ph.D. (the "Employee").

The Company and the Employee have entered into an Employment Agreement dated as of May 1, 1992 (the "Agreement"), as previously amended, and the parties hereto desire to further amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to further amend the Agreement as follows:

I. EMPLOYMENT, DUTIES AND ACCEPTANCE. The second sentence of Section 1.1 is hereby amended to read as follows:

       "The Employee's title shall be designated by the Chief Executive Officer and initially shall be Senior Vice President, Drug Development.

II. COMPENSATION. Section 3.1 is hereby replaced and amended in its entirety as follows:

       "3.1 As full compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Employee, during the Term, a salary at the fixed rate of $200,000 per annum during the first year of the Term and increased each year thereafter, by amounts, if any, to be determined by the Board of Directors of the Company (the "Board") in its sole discretion, payable in equal semi-monthly installments, less such deductions or amounts to be withheld as shall be required by applicable law and regulations."

III. TERMINATION BY THE EMPLOYEE. Section 5 is hereby replaced and amended in its entirety as follows:

       "5.1 The Employee may terminate this Agreement, if any one or more of the following shall occur:

              (a) a material breach of the terms of this Agreement by the Company and such breach continues for 30 days after the Employee gives the Company written notice of such breach;

              (b) the Company shall make a general assignment for benefit of creditors; or any proceeding shall be instituted by the Company seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking entry of an order for relief of the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property or the Company shall take any corporate action to authorize any of the actions set forth above in this subsection 5.1(b);

              (c) an involuntary petition shall be filed or an action or proceeding otherwise commenced against the Company seeking reorganization, arrangement or readjustment of the Company's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and remain undismissed or unstayed for a period of 30 days;

              (d) a receiver, assignee, liquidator, trustee or similar officer for the Company or for all or any part of its property shall be appointed involuntarily, or (e) a Change in Control as defined in Section 14."

IV. SEVERANCE. Section 6 is hereby replaced and amended in its entirety as follows:

       "6. If (i) the Company terminates this Agreement without Cause or (ii) the Employee terminates this Agreement pursuant to Section 5.1(a), then:
       (1) except in the case of death or disability, the Company shall continue to pay Employee his current salary for the remaining period of the applicable Term; (2) all options granted pursuant to this Agreement that would have vested during the Term shall vest immediately prior to such termination; (3) the Company shall continue to provide all benefits subject to COBRA at its expense for up to one year.

       In the event of a consummation of a Change in Control of the Company, and if the Employee gives notice of termination within 90 days after such occurrence, then (i) all stock, stock options, stock awards and similar equity rights granted to the Employee shall immediately vest and remain fully exercisable through their original term with all rights; and (ii) the Company shall continue to pay Employee his current salary for the shorter of (a) six months, or (b) the remaining period of the applicable Term."

V.     DEFINITIONS. The definition of the Company's "Field of Interest" in
       Section 14 (b) of the Agreement is hereby amended to read as follows:

       "The `Company's Field of Interest' is the discovery, development and commercialization of pharmaceutical products based on (a) intervention in signal transduction pathways; (b) gene and cell therapy; (c) functional genomics; and (d) natural products, including without limitation, studies of microbial diversity. The Company's Field of Interest may be changed at the sole discretion of the Company from time to time."

       The definition of "Change in Control" shall be added as Section 14 (e) of the Agreement as follows:

       " 'Change in Control' means the occurrence of any of the following events (without the consent of the Employee):

       (i) Any corporation, person or other entity makes a tender or exchange offer for shares of the Company's Common Stock pursuant to which such corporation, person or other entity acquires more than 50% of the issued and outstanding shares of the Company's Common Stock;

       (ii) The stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of the Company's assets; or

       (iii)  Any person within the meaning of Section 3 (a) (9) or Section 13
              (d) of the Securities Exchange Act of 1934 acquires more than 50% of the combined voting power of Company's issued and outstanding voting securities entitled to vote in the election of the Board."

VI. This Amendment shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely in Massachusetts.

VII. Except as modified by this Amendment, the Agreement remains in full force and effect and unchanged.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                    ARIAD PHARMACEUTICALS, INC.

                                    By:
                                       ---------------------------------------
                                       Harvey J. Berger, M.D.
                                       Chairman and Chief Executive Officer



                                    EMPLOYEE


                                    ----------------------------------------
                                    John Iuliucci, Ph.D.

                        AMENDMENT TO EMPLOYMENT AGREEMENT


This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Second Amendment") made as of January 1, 1997, between ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and John D. Iuliucci, Ph.D. (the "Employee").

The Company and the Employee have entered into an Employment Agreement dated as of May 1, 1992 and amended as of March 2, 1994 (the "Agreement"), and the parties hereto desire to further amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to further amend the Agreement as follows:

I. EMPLOYMENT, DUTIES AND ACCEPTANCE. The second sentence of Section 1.1 is hereby amended to read as follows:

       "The Employee's title shall be designated by the Chief Executive Officer and initially shall be Vice President, Drug Development."

II. TERM OF EMPLOYMENT. The first sentence of Section 2 is hereby amended to read as follows:

       "The term of the Employee's employment under the Agreement is hereby extended to December 31, 1999 (the "Term"), unless sooner terminated pursuant to Section 4 or 5 of this Agreement; PROVIDED, however, that this Agreement shall automatically be renewed for successive one-year terms (the Term and, if the period of employment is so renewed, such additional period(s) of employment are collectively referred to herein as the "Term") unless terminated by written notice given by either party to the other at least 90 days prior to the end of the applicable Term."

III. COMPENSATION. Section 3.1 is hereby replaced and amended in its entirety as follows:

       "3.1 As full compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Employee, during the Term, a salary at the fixed rate of $165,000 per annum during the first year of the Term and increased each year thereafter, by amounts, if any, to be determined by the Board of Directors of the Company (the "Board") in its sole discretion, payable in equal semi-monthly installments, less such deductions or amounts to be withheld as shall be required by applicable law and regulations."

IV.    DEFINITIONS. The definition of the Company's "Field of Interest" in
       Section 14 (b) of the Agreement is hereby amended to read as follows:

       "The Company's 'Field of Interest' is: the discovery, development and commercialization of pharmaceutical products based on (a) intervention in signal transduction pathways; (b) gene and cell therapy; and (c) functional genomics. The Company's Field of Interest may be changed at the sole discretion of the Company from time to time."

V. This Amendment shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely in Massachusetts.

VI. Except as modified by this Second Amendment, the Agreement remains in full force and effect and unchanged.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first written above.

                                    ARIAD PHARMACEUTICALS, INC.

                                    By:
                                       ----------------------------------
                                       Harvey J. Berger, M.D.
                                       Chairman and Chief Executive Officer


                                    EMPLOYEE


                                    -------------------------------------
                                    John D. Iuliucci, Ph.D.

                        AMENDMENT TO EMPLOYMENT AGREEMENT


This AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") made as of March 2, 1994, between ARIAD Pharmaceuticals, Inc. a Delaware corporation (the "Company"), and John D. Iuliucci, Ph.D. the "Employee").

The Company and the Employee have entered into an Employment Agreement dated as of June 15, 1992 (the "Agreement"), and the parties hereto desire to amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. SECTION 2. The Term of the Employee's employment under the Agreement is hereby extended to December 31, 1996.

2.     ARTICLE 3.

       2.1 Section 3.6 is hereby replaced and amended in its entirety as follows:

       "3.6 All shares of the Company's Common Stock or Option Stock (as defined below) owned by the Employee or with respect to which the Employee has the power of disposition, shall not, without the Company's prior written consent, be transferable until the earlier of (a) March 31, 1996 and (b) eighteen months after the Company's initial public offering; PROVIDED, HOWEVER, that in the event of the death of the Employee, any Common Stock or Option Stock shall, subject to the terms of such Option Stock, be transferable to the legal representatives, legatees and distributees of the Employee, if such persons agree to be bound by the same restrictions applicable to such security. "Option Stock" shall mean all Options or any other options or rights to acquire shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable into shares of the Company's Common Stock. In the event that the Company commences an initial public offering, the Employee will execute "lock-up" agreements with respect to the Common Stock or Option Stock held by the Employee providing that the Employee will not sell the Common Stock or Option Stock for a period of eighteen months after the closing of the initial public offering

              If the Company elects, the certificates representing the Common Stock or Option Stock will be transferred to the Company to be held by the Company pursuant to an escrow agreement consistent with the terms set forth in this Section 3.6. This Section 3.6 shall survive termination of this Agreement."

       2.2 Section 3.7 is hereby added to the Agreement to read in its entirety as follows:

       "3.7 Any shares of common stock ("Subsidiary Common Stock") of any current or future subsidiary of the Company, including, without limitation, ARIAD Gene Therapeutics, Inc., or any Subsidiary Option Stock (as defined below) owned by the Employee or with respect to which the Employee has the power of disposition shall not, without the Company's prior written consent, be transferable until eighteen months after the applicable subsidiary's initial public offering; PROVIDED, HOWEVER, that in the event of the death of the Employee, all such Subsidiary Common Stock or Subsidiary Option Stock shall, subject to the terms of such Subsidiary Option Stock, be transferable to the legal representatives, legatees, and distributees of the Employee, if such persons agree to be bound by the same restrictions applicable to such security. "Subsidiary Option Stock" shall mean all options or rights to acquire shares of Subsidiary Common Stock or any securities convertible into or exchangeable or exercisable for shares of Subsidiary Common Stock. If the Company elects, the certificates representing the Subsidiary Common Stock or Subsidiary Option Stock will be transferred to the Company to be held by the Company pursuant to an escrow agreement consistent with the terms set forth in this
              Section 3.7. This Section 3.7 shall survive the termination of this Agreement."

3. The definition of the "Company's Field of Interest" in Section 4 (b) of the Agreement is hereby amended to read as follows:

       "Company's Field of Interest means (1) the discovery, development and commercialization of pharmaceutical products, diagnostic products, or research reagents that target or intervene with intracellular regulatory or control mechanisms (e.g., signal transduction, gene transcription and protein trafficking); (2) gene therapy; (3) drug discovery based on molecular structure or diversity; (4) any platelet substitute product; and (5) other related areas. The Company's Field of Interest may be changed at the Company's sole discretion from time to time."

4. This Amendment shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely in Massachusetts.

5. Except as modified by this Amendment, the Agreement remains in full force and effect and unchanged.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                    ARIAD PHARMACEUTICALS, INC.

                                    By:
                                       -------------------------------------
                                       Harvey J. Berger, M.D.
                                       Chairman and Chief Executive Officer


                                    EMPLOYEE


                                    ---------------------------------------
                                    John D. Iuliucci, Ph.D.